EXHIBIT 5.1

BRL Law Group LLC

425 Boylston Street, 3rd Floor

Boston, Massachusetts 02116

June 29, 2012

BrainStorm Cell Therapeutics Inc.

605 Third Avenue, 34th Floor

New York, New York 10158

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for BrainStorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance and sale by the Company of up to 30,000,000 shares of common stock (“Common Stock”) of the Company, par value $0.00005 per share (the “Shares”), and 22,500,000 warrants (the “Warrants”) to purchase Common Stock, pursuant to the Registration Statement on Form S-1 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, and the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware Constitution, the Delaware General Corporation Law statute, reported judicial decisions interpreting Delaware law and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1.          The Shares have been duly authorized and, when the Board of Directors of the Company or a duly authorized committee of the Board of Directors (the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of offering of the Shares and related matters and when the Shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such Shares (including any Shares duly issued upon the exercise of the Warrants in accordance with the terms of the Warrants providing for such exercise as approved by the Board) will be duly authorized, validly issued, fully paid and non-assessable.

2.          The Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly authorized, executed and delivered by the Company and a warrant agent or a warrant holder (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of the appropriate Warrant Agreement and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the applicable Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, preference, moratorium, fraudulent conveyance or transfer or similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and by requirements of reasonableness, good faith and fair dealings.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon statutes, rules, regulations and judicial decisions as of the effective date of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ BRL Law Group LLC

BRL Law Group LLC